UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SunOpta Inc. (the “Company”) held an Annual and Special Meeting of Shareholders on May 24, 2017 (the “Meeting”). The matters voted upon at the Meeting included: (1) the election of eight directors of the Company for the ensuing year; (2) the appointment of Deloitte LLP as the independent registered public accounting firm and auditor of the Company for the ensuing year and to authorize the Audit Committee of the Company to fix their remuneration; (3) a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers; (4) a proposal to approve the Company’s Amended 2013 Stock Incentive Plan; and (5) a proposal to approve the Preferred Stock Resolution.

Our scrutineer reported the vote of the shareholders as follows:

1.	Election of Directors

Director Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Margaret Shan Atkins	65,618,464	622,912	0	9,205,741
Dr. Albert Bolles	65,711,352	530,024	0	9,205,741
David Colo	65,970,143	271,233	0	9,205,741
Michael Detlefsen	65,660,902	580,474	0	9,205,741
Dean Hollis	65,946,512	294,864	0	9,205,741
Katrina Houde	65,669,844	571,532	0	9,205,741
Brendan Springstubb	65,636,781	604,595	0	9,205,741
Gregg Tanner	65,970,878	270,498	0	9,205,741

2.	Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,795,023	63,833	588,261	0

3.	Advisory Resolution Regarding the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,184,505	1,956,945	99,926	9,205,741

4.	Resolution to Approve the Company’s Amended 2013 Stock Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,354,546	779,673	107,157	9,205,741

5.	Resolution to Approve the Preferred Stock Resolution

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,610,651	4,186,880	14,443,845	9,205,741

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Jill Barnett
Jill Barnett
General Counsel & Corporate Secretary

Date:	May 25, 2017